Credit Suisse

Asset-Backed Securities

ABSC AMQ 2006-HE7

Balance: 1,116,593,559

All records

4,906 records

Selection Criteria: All records

Table of Contents

1. FICO

2. LTV

3. DTI

4. (FOR ONLY LIMITED AND STATED DOC)

5. IO LOANS ONLY

6. INVESTMENT PROPERTY ONLY

7. MANUFACTURED HOUSING ONLY

1. FICO

		Average	Total
		Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
FICO	Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Lite Doc	% Stated Doc	% No Doc	% IO	%CA	%NY	%FL	WA FICO
FICO 500-524 and LTV > 65	347	185,672.16	64,428,238.72	5.77	9.125	41.97	79.87	80.53	12.89	99.57	84.18	14.35	1.47	0	0	17.9	3.3	11.56	512
FICO 525-549 and LTV > 65	418	200,415.60	83,773,722.02	7.5	8.944	42.48	81.94	83.77	11.21	99.04	75.02	10.83	14.15	0	0	21.91	5.59	12.96	537
FICO 550-574 and LTV > 65	489	200,497.41	98,043,231.31	8.78	8.739	41.48	83.99	78.25	10.72	96.59	68.09	8.72	23.18	0	0	18.34	6.39	12.24	561
FICO 575-599 and LTV > 70	407	198,730.93	80,883,490.09	7.24	8.648	41.28	85.72	74.8	13.48	94	63.64	11.19	25.17	0	0	20.54	3.85	8.48	587
FICO 600-624 and LTV > 70	884	221,912.02	196,170,226.09	17.57	8.239	41.48	85.75	71.05	13.56	94.7	55.95	15.85	28.19	0	30.46	31.09	5.51	13.79	612
FICO 625-649 and LTV > 70	865	250,794.88	216,937,568.31	19.43	8.088	40.09	84.74	68.36	12.36	91.83	45.95	12.25	41.8	0	39.2	40.27	4.86	11.35	637
FICO 650-674 and LTV > 80	324	231,328.04	74,950,283.61	6.71	8.271	38.58	90.22	68.27	17.13	81.7	52.69	7.9	39.41	0	28.86	25.76	4.36	12.64	660
FICO 675-699 and LTV > 80	178	249,680.38	44,443,107.28	3.98	8.109	38.97	90.09	73.57	8.36	76.14	48.64	7.78	43.58	0	26.33	29.67	7.26	10.9	686
FICO 700-724 and LTV > 80	116	233,734.51	27,113,203.05	2.43	7.972	39.94	91.12	71.81	7.51	70.82	49.65	11.34	39.02	0	16.75	36.24	5.62	14.25	711
FICO 725-749 and LTV > 85	49	243,889.53	11,950,586.97	1.07	7.865	40.39	91.41	70.52	8.08	75.27	61.5	7.66	30.84	0	18.45	19.7	10.15	18.91	737
FICO 750-774 and LTV > 85	27	228,282.06	6,163,615.58	0.55	8.347	34.22	91.86	48.21	8.69	33.66	34.49	7.01	58.5	0	4.73	26.19	7.52	3.31	759
FICO 775-799 and LTV > 85	8	268,764.16	2,150,113.30	0.19	7.571	41.89	89.89	87.99	7.95	84.31	55.06	0	44.94	0	8.14	32.93	0	8.14	784
FICO >=800 and LTV > 85	1	251,543.64	251,543.64	0.02	7	40	95	100	0	100	100	0	0	0	0	0	0	0	807
Total:	4,113	220,583.26	907,258,929.97	81.25	8.404	40.78	85.42	73.17	12.43	91.51	58.44	11.84	29.72	0	20.43	28.64	5.21	12.09	610

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2. LTV

		Average	Total
		Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
LTV	Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Lite Doc	% Stated Doc	% No Doc	% IO	%CA	%NY	%FL	WA FICO
LTV 60.00 64.99 and DTI ge 50	8	221,994.16	1,775,953.27	0.16	7.754	52.34	62.45	45.49	33.51	100	100	0	0	0	0	0	21	49.2	569
LTV 65.00 to 69.99 and DTI ge 50	13	241,540.19	3,140,022.45	0.28	9.014	53.31	68.53	91.98	8.02	100	44.81	18.52	36.67	0	0	34.91	0	15	540
LTV 70.00 74.99 and DTI ge 50	28	227,744.51	6,376,846.16	0.57	8.541	53.39	72.35	80.33	9.44	95.23	74.13	20.34	5.53	0	0	31.02	10.95	20.89	538
LTV 75.00 79.99 and DTI ge 50	73	227,900.90	16,636,765.81	1.49	8.336	52.08	76.25	75.37	14.58	97.28	75.15	8.33	16.52	0	0.7	27.53	8.8	15.9	554
LTV 80.00 84.99 and DTI ge 50	133	276,336.77	36,752,789.83	3.29	7.848	50.24	80.64	71.61	12.62	99.68	52.19	9.59	38.22	0	30.59	45.42	4.01	10.3	629
LTV 85.00 89.99 and DTI ge 50	48	238,931.90	11,468,731.29	1.03	7.956	50.5	86.68	67.38	16.99	95.84	58.03	24.57	17.41	0	13.04	24.35	7.32	9.78	623
LTV 90.00 94.99 and DTI ge 50	101	241,426.59	24,384,085.56	2.18	8.321	50.56	90.42	69.01	12.52	93.62	58.56	17.26	24.18	0	6.88	19.34	11.7	8.96	605
LTV 95.00 99.99 and DTI ge 50	30	203,224.32	6,096,729.45	0.55	8.49	50.27	95.02	76.21	18.26	100	51.49	5.61	42.9	0	13.08	18.9	0	9.23	610
LTV >= 100 and DTI ge 50	29	105,621.51	3,063,023.83	0.27	10.628	50	100	65.64	18.88	100	42.4	4.75	52.85	0	0	18.01	0	1.62	642
Total:	463	236,922.13	109,694,947.65	9.82	8.224	50.92	82.99	71.91	13.86	97.35	59.23	13.04	27.74	0	13.98	30.59	7.02	11.88	602

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3. DTI

		Average	Total
		Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
DTI	Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Lite Doc	% Stated Doc	% No Doc	% IO	%CA	%NY	%FL	WA FICO
DTI 20.00 24.99 and FICO < 525	15	161,544.31	2,423,164.58	0.22	8.933	22.52	75.43	91.34	0	100	100	0	0	0	0	8.66	0	0	512
DTI 25.00 29.99 and FICO < 550	54	179,330.20	9,683,830.62	0.87	9.034	27.25	76.62	83.91	7.61	98.82	81.84	15.49	2.66	0	0	22.35	0	13.01	525
DTI 30.00 34.99 and FICO < 575	115	158,630.92	18,242,555.45	1.63	9.075	31.96	79.83	79.15	10.13	98.57	80.99	7.19	11.81	0	0	17.24	7.53	10.39	539
DTI 35.00 39.99 and FICO < 600	262	173,600.87	45,483,426.97	4.07	8.801	37.11	79.67	78.52	13.3	96.94	69.45	13.21	17.34	0	0	16.66	4.69	10.2	553
DTI 40.00 44.99 and FICO < 625	550	203,093.64	111,701,502.17	10	8.536	42.11	82.68	76.87	11.03	98.71	66.82	10.29	22.9	0	12.67	24.68	5.44	14.2	576
DTI 45.00 49.99 and FICO < 650	1,133	231,249.66	262,005,867.76	23.46	8.498	47.18	83.67	74.52	13.78	96.39	60.07	12.07	27.86	0	18.88	30.46	5.7	11.01	591
DTI 50.00 54.99 and FICO < 675	414	225,050.93	93,171,086.63	8.34	8.29	50.69	81.2	73.02	13.45	97.96	61.92	14.15	23.93	0	14.34	26.98	7.62	14.04	588
DTI >= 55.00 and FICO < 700	36	251,780.06	9,064,082.30	0.81	8.356	55	71.5	72.83	22.08	100	83.64	0	16.36	0	0	39.86	8.07	13.66	570
Total:	2,579	213,949.41	551,775,516.48	49.42	8.524	45.09	82.24	75.44	12.98	97.36	64.16	11.8	24.04	0	13.95	27.04	5.86	12.11	581

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4. (FOR ONLY LIMITED AND STATED DOC)

		Average	Total
		Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
(FOR ONLY LIMITED AND STATED DOC)	Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Lite Doc	% Stated Doc	% No Doc	% IO	%CA	%NY	%FL	WA FICO
FICO 500 525	39	265,966.97	10,372,711.98	0.93	9.372	42.86	79.36	77.73	16.82	100	0	89.13	10.87	0	0	29.28	1.72	19.83	512
FICO 525 550	95	242,326.33	23,021,001.00	2.06	9.38	43.07	77.49	84.3	9.37	94.33	0	41.95	58.05	0	0	38	6.42	14.87	536
FICO 550 575	133	244,783.92	32,556,261.51	2.92	9.054	41.15	81.27	77.45	9.83	96.27	0	27.75	72.25	0	0	31.84	7.32	17.61	561
FICO 575 600	134	235,519.64	31,559,631.18	2.83	8.944	40.72	84.92	74.33	11.41	91.31	0	30.14	69.86	0	0	27.44	6.47	9.73	588
FICO 600 625	352	257,293.85	90,567,434.60	8.11	8.616	41.34	85.09	68.08	14.62	92.38	0	35.28	64.72	0	24.91	38.29	7.39	14.08	612
FICO 625 650	463	259,269.06	120,041,574.36	10.75	8.43	40.27	84.05	69.39	10.76	90.45	0	23.16	76.84	0	32.09	41.65	7.48	13.48	638
FICO 650 675	374	267,045.83	99,875,139.92	8.94	8.342	41.57	83.44	65.07	14.24	91.62	0	13.42	86.58	0	27.28	45.5	5.14	12.98	660
FICO 675 700	200	290,669.95	58,133,989.10	5.21	8.39	41.11	84.08	57.03	10.91	80.87	0	9.34	90.66	0	25.06	42.72	10.26	10.78	686
FICO 700 725	99	272,169.65	26,944,795.38	2.41	8.156	41.98	85.27	66.21	6.23	79.93	0	13.45	86.55	0	23.61	54.85	7.32	12.24	710
FICO 725 750	33	290,457.21	9,585,087.88	0.86	8.014	39.39	84.35	39.04	5.65	82.36	0	15.37	84.63	0	26.47	33.35	15.73	8.26	738
FICO 750 775	21	245,002.75	5,145,057.85	0.46	8.616	34.45	89.58	35.06	4.61	32.49	0	8.4	91.6	0	0	37.01	9	9.63	759
FICO 775 800	4	285,974.70	1,143,898.81	0.1	7.203	43.48	88.27	77.43	14.93	77.43	0	0	100	0	0	61.9	0	15.53	779
Total:	1,947	261,400.40	508,946,583.57	45.58	8.552	41.1	83.74	67.49	11.8	89.4	0	23.89	76.11	0	21.97	40.55	7.23	13.21	635

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5. IO LOANS ONLY

		Average	Total
		Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
IO LOANS ONLY	Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Lite Doc	% Stated Doc	% No Doc	% IO	%CA	%NY	%FL	WA FICO
FICO 600 - 624	197	307,114.41	60,501,538.67	5.42	7.737	41.68	83.4	70	16.46	100	62.72	23	14.28	0	100	47.92	2.76	13.02	612
FICO 625 - 649	252	343,919.39	86,667,685.43	7.76	7.633	39.62	82.26	72.1	13.36	100	55.55	19.44	25.01	0	100	64.55	2.24	6.92	637
FICO 650 - 674	161	357,524.43	57,561,433.10	5.16	7.683	41.79	82.91	71.36	11.17	99.08	52.66	10.86	36.48	0	100	61.15	3.43	9.58	659
FICO 675 - 699	68	361,466.22	24,579,702.88	2.2	7.714	40.92	84.65	72.68	9.53	100	40.73	7.69	51.58	0	100	67.98	12.54	4.56	687
FICO 700 - 724	26	340,850.46	8,862,112.03	0.79	7.583	42.12	86.13	71.59	4.96	100	28.21	13.43	58.37	0	100	78.11	0	10.99	711
FICO 725 - 749	10	474,220.84	4,742,208.36	0.42	7.681	43.96	86.62	46.51	0	100	46.51	0	53.49	0	100	59.05	0	12.02	738
FICO 750 - 774	3	325,120.00	975,360.00	0.09	7.012	43.54	82.99	29.87	0	100	100	0	0	0	100	0	70.13	0	767
FICO 775 - 799	1	175,000.00	175,000.00	0.02	7.5	48	89.74	100	0	100	100	0	0	0	100	0	0	100	786
Total:	718	339,923.45	244,065,040.47	21.86	7.675	40.97	83.17	70.8	12.6	99.78	54.19	16.43	29.38	0	100	60.05	3.83	9.11	646

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6. INVESTMENT PROPERTY ONLY

		Average	Total
		Current	Current	Percent of	Wtg Avg	Wtd Avg	Wtd Avg			% Owner
INVESTMENT PROPERTY ONLY	Count	Balance	Balance	total Balance	GWAC	DTI	LTV	% SFD	%PUD	Occupied	% Full Doc	% Lite Doc	% Stated Doc	% No Doc	% IO	%CA	%NY	%FL	WA FICO
FICO 0 - 550	9	154,649.40	1,391,844.56	0.12	10.073	44.15	71.79	81.15	0	0	23.73	30.5	45.77	0	0	35.91	0	18.85	528
FICO 550 - 574	17	170,175.24	2,892,979.14	0.26	9.538	35.32	83.98	55.21	6.46	0	73.7	0	26.3	0	0	42.46	0	11.15	561
FICO 575 - 599	32	146,389.49	4,684,463.66	0.42	9.906	39.61	84.84	60.86	12.8	0	45.06	6.1	48.83	0	0	0	6.98	13.56	587
FICO 600 - 624	69	148,942.97	10,277,064.85	0.92	9.529	33.75	88.46	58.48	3.04	0	34.06	0.7	65.24	0	0	18	9.8	5.35	614
FICO 625 - 649	110	156,063.78	17,167,016.15	1.54	9.189	33.36	87.81	58.77	2.78	0	35.61	4.68	59.71	0	0	11.5	5.12	19.07	637
FICO 650 - 674	73	180,298.39	13,161,782.37	1.18	8.905	24.91	90.06	59.99	12.72	0	43.92	12.54	43.55	0	0	12.47	4.25	14.14	664
FICO 675 - 699	58	230,916.47	13,393,155.51	1.2	9.102	33.27	87.59	53.72	10.31	0	19.03	13.69	67.28	0	0	21.84	2.05	10.27	687
FICO 700 - 724	43	187,842.11	8,077,210.54	0.72	8.797	35.62	89.55	51.96	6.88	0	36.76	1.36	61.88	0	0	21.96	3.24	12.4	711
FICO 725 - 749	15	212,077.31	3,181,159.65	0.28	9.391	36.54	91.03	29.86	17.01	0	46.84	0	53.16	0	0	31.97	0	27.56	739
FICO 750 - 774	18	238,167.41	4,287,013.43	0.38	8.748	30.66	91.47	31.07	6.95	0	18.97	0	81.03	0	0	37.65	10.81	0	759
FICO 775 - 799	3	112,431.56	337,294.68	0.03	9.48	30.5	91.3	23.45	50.65	0	23.45	0	76.55	0	0	0	0	0	790
FICO 800 >=	1	134,665.41	134,665.41	0.01	6.99	44	84.38	0	0	0	100	0	0	0	0	100	0	0	814
Total:	448	176,307.25	78,985,649.95	7.07	9.184	32.84	88.15	54.85	7.85	0	35.45	6.56	57.99	0	0	18.56	4.78	12.86	659

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11/1/2006 11:00

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